UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report- November 24, 2009 (Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington	000-13468	91-1069248
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1015 Third Avenue, 12th Floor

Seattle, Washington 98104

(Address of principal executive offices)

(206) 674-3400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.05	Amendment to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On November 24, 2009, Expeditors International of Washington, Inc. (the “Company”) amended its Code of Business Conduct (the “Code”), which applies to all of the Company’s directors, officers, and employees. Among other things, the amendments: enhance the provisions of the Code regarding equal employment opportunity, labor standards, health and safety, environment, anti-corruption, gifts and entertainment, antitrust/competition, and document retention; make various other changes to update information or improve the readability and clarity of the Code; and also include administrative and other non-substantive changes. The foregoing summary of the amendments to the Code does not purport to be complete and is qualified in its entirety by reference to the amended Code, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference. The amended Code will also be posted as soon as practicable on the corporate governance page of the Company’s website at http://www.investor.expeditors.com.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

14.1	Code of Business Conduct of Expeditors International of Washington, Inc. as amended November 24, 2009

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

December 1, 2009	By:	/s/ PETER J. ROSE
Peter J. Rose
Chairman and Chief Executive Officer

December 1, 2009	By:	/s/ BRADLEY S. POWELL
Bradley S. Powell
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

14.1	Code of Business Conduct of Expeditors International of Washington, Inc. as amended November 24, 2009